Exhibit 4.32

DEFINED TERM EMPLOYMENT CONTRACT	عقد عمل محدد المدة
This Contract is made and entered into on(15th December 2021) by and between: 1. (Swvl For Smart Transport Applications and Services), registered at Cairo Investment Commercial Registry Office No. (101975). having its registered office at (150-St Villa 12- .Maadi- Cairo represented by Mr. Mostafa Eissa Mohamed Kandil, in his capacity as CEO hereinafter referred to as the "Company"/ "Employer"); and	أبرم هذا العقد في يوم: (15th December 2021) بين كل من: 1. السادة/ (شركة سويفل لخدمات وتطبيقات النقل الذكي ش.ذ.م.م) والمقيدة بسجل تجاري استثمار القاهرة تحت رقم **101975** ويقع مقرها الرئيسي شارع 150 فيلا 12 - المعادي - القاهرة ، ويُمثلها في هذا العقد السيد مصطفي عيسي محمد قنديل ، بصفته الرئيس التنفيذي ويشار إليه فيما بعد بـ (" الشركة" أو "رب العمل")؛ و
Mr. /Miss (Abdullah Osama Ismaail Mansour), Residing at (49Hadara Street - Nerco Residences - Maadi). • Nationality: (**Egyptian**). • ID/Passport Number (29009018800779).	السيد/ة (**عبدالله أسامة إسماعيل منصور**).والمقيم حالياً في: (49شارع الحضارة - مساكن نيركو - المعادي). • الجنسية: (مصري). • بطاقة رقم قومي/ (29009018800779).
Hereinafter referred to as the "Second Party" / "Employee"; The Employer and Employee are jointly referred to herein as the "Parties" and individually as a "Party".	ويشار إليه فيما بعد بـ ("الطرف الثاني" أو "العامل")؛ ويشار إلى كل منهما فيما بعد منفرداً بـ "الطرف" وإلى كليهما مجتمعين بـ "الطرفين".
Preamble: Whereas, the Employer is engaged in Smart Transport Applications Whereas, the employee knows the requirements, tasks and responsibilities assigned in this contract. At all times, the Employee shall be in compliance with all rules and regulations related to his/her duties and responsibilities, based on the monthly reports issued by his superiors. On the basis of which the Employer has the right to terminate the Employment Contract immediately, in case the Employee does not comply with the requirements of his job or in case of issuance of two consecutive reports that include poor performance of the Employee.	**تمهيد** حيث أن رب العمل يعمل في مجال خدمات وتطبيقات النقل الذكي وحيث يعلم العامل ابالمتطلبات و المهام و المسئوليات المحددة بهذا العقد وكل هذا بشرط التزام العامل بمتطلبات الوظيفة وحسن الأداء فى العمل والتي ترجع الى التقارير الشهرية التى ستصدر من رؤسائه والتي على اساسها يحق لرب العمل انهاء عقد العمل فور عدم التزام العامل بمتطلبات الوظيفة أو صدور تقريرين متتاليتين يضمنا سوء ادائه فى العمل .
Whereas, the Employee affirms that he is fully qualified to carry out the duties assigned to him and the obligations arising out of this Contract in a manner highly satisfactory to the Employer;	وحيث يقر العامل بإنه مؤهل وقادر على القيام بالمهام المسندة إليه والواجبات الناشئة عن هذا العقد بطريقة مرضية تماماً لصاحب العمل
A. Whereas, the Employer wishes to employ the Employee to perform as (Abdullah Osama Ismaail Mansour). B. Whereas, the Employee accepts the Employer's offer of employment in accordance with the terms set out below.	-وحيث أن رب العمل يرغب في تعيين العامل (عبدالله أسامة إسماعيل منصور) -بناء عليه أعرب العامل عن قبوله لذلك التعيين طبقاً للعرض المقدم من رب العمل بالشروط التالي ذكرها في هذا العقد.
THEREFORE, the Parties have declared their legal capacity to enter into this Contract and agreed as following: - The foregoing Preamble forms an integral part of this Contract (the "Contract").	وعليه بعد أن أقر الطرفان بأهليتهما القانونية لتوقيع هذا العقد والتزامهم بأحكامه، فقد اتفقا على ما يلي: - يعتبر التمهيد السابق جزء لا يتجزأ من هذا العقد.
1. <u>Job description, Reassignment and Transfer of the Employee</u>	1. <u>الوظيفة, التكليف و الندب</u>
1.1. The Employer hereby appoints the Employee for the position of (Finance Manager) to perform the duties and responsibilities therefore, The Employee shall report to the manager of the Company or whomever he delegates or such other person as the Employer may decide from time to time.	1.1. عين رب العمل بموجب هذا العقد العامل القابل لذلك في وظيفة **(مدير مالي)** وذلك للقيام بالمهام والواجبات المتعلقة بهذه الوظيفة على ان يكون رئيس العامل المباشر مدير الشركة او من يفوضة أو أي شخص أخر قد تحدده الشركة من وقت إلى أخر.
1.2. The Employee agrees that the Employer may, from time to time, require him to perform duties related to his position which are commensurate with his education,

qualifications and salary, but which are not specifically related to his job title, also The Employer has the right, at its sole discretion, to assign the Employee to any other position suitable to his education or to instruct him to perform work within his qualifications or for which he has become qualified through his work at the Employer or work which he could reasonably be asked to perform at the Employer’s discretion 1.3. The Employee's workplace shall be in Arab Republic of Egypt area. However, the Employee agrees that the Employer may require the Employee to travel to different locations in Egypt and outside of Egypt as per the business needs. 1.4. The Employee agrees to undertake necessary training, inductions and exams to improve his performance elsewhere in Egypt or at a location outside of Egypt as may be required by the Employer. Provided that, the Employee shall successfully pass the training and exams. 2. Employee’s Documents 2.1. ( accordingly with article 2.3) The Employee shall provide the Employer, upon signature of this Contract, the employee shell receive written document that the employer received the following required documents : 2.1.1. Original or official extract of the Employee's birth certificate; 2.1.2. The Employee's registration certificate from the competent Labour Office (for Egyptian nationals only); 2.1.3. Origin of the employee’s educational or technical certificate 2.1.4. A photocopy of the Employee's identity card; 2.1.5. Six passport-sized photographs; 2.1.6. A health certificate establishing that the Employee is physically qualified for work; 2.1.7. The original termination and release forms signed by the Employee's previous Employer; 2.1.8. A copy of the Employee's marital status certificate and birth certificates of children (married Employees only); 2.1.9. The Employee's recent criminal record; 2.1.10. The original Employee's military record (for males); 2.1.11. Social Insurance Form No. 6 from previous work; and 2.1.12. Any other documents which may be required according to the Egyptian Labour Law No. 12 for the year 2003. 2.2. The Employee undertakes that he/she shall notify the Employer in writing of any updates or amendments that may occur in details of the above mentioned documents within one week of the occurrence of any such update or amendment. 2.3. “Notwithstanding, the Employee undertakes to provide the above-mentioned documents, no later than 2.1 .يوافق العامل على حق رب العمل في أن يطلب منه من وقت آلخر القيام بأعمال تتعلق بوظيفته وتتفق مع تعليمه ومؤهالته وراتبه حتى وإن لم تكن متعلقة بمنصبه الوظيفي المبين عليه كما للشركة الحق في تكليف العامل بأية وظيفة أخرى أو أداء أية أعمال تدخل ضمن مؤهالت العامل أو التي يصبح بها من خالل عمله لدى صاحب العمل أو تكليفه بأداء أي عمل العامل أهالً لما مناسب لمؤهلة من الممكن أن يطلب منه تنفيذه بشكل معقول وذلك وفقاً يقرره صاحب العمل وحده 3.1 .يكون مقر عمل العامل ومحل أدائه لمهامه، بجمهورية مصر العربية ومع ذلك يوافق العامل بموجب هذا على أنه يحق لرب العمل مطالبته بالعمل في أي منطقة أخرى داخل أو خارج جمهورية مصر العربية، حسب متطلبات العمل 4.1 .يوافق العامل على تلقي التدريب واالختبارات الالزمة للرقي بأدائه داخل أو خارج جمهورية مصر العربية حسبما يقرر رب العمل على أن يلزم اجتياز التدريبات واالختبارات بنجاح 2 .مسوغات التعيين 1.2 ) .مع مراعاه البند 3.2 )يتعين على العامل تقديم المستندات الالزمة للتعيين عند استيفا الشركة التوقيع على هذا العقد و ذلك مقابل استالم العامل ما يفيد كتابياً مصوغات التعيين و اال، والموضحة كالتالي: 1.1.2 .أصل أو مستخرج رسمي من شهادة ميالد العامل؛ 2.1.2 .شهادة قيد العامل لدي مكتب العمل المختص )للمصريين فقط(؛ 3.1.2 .أصل المؤهل العلمي أو الفني للعامل ؛ 4.1.2 .ست صور فوتوغرافية من الحجم الصالح لجواز السفر؛ 5.1.2 .صور من البطاقة القومية للعامل؛ 6.1.2 .شهادة صحية تثبت أن العامل الئقاً طبيا للعمل؛ 7.1.2 .أصل شهادة إخالء طرف العامل من عمله السابق؛ 8.1.2 .صورة من قسيمة زواج العامل وصور من شهادات ميالد األبناء )للمتزوجين(؛ 9.1.2 .مستخرج حديث من صحيفة الحالة الجنائية؛ 10.1.2 .أصل شهادة الموقف من التجنيد للعامل )للذكور(؛ 11.1.2 .استمارة رقم 6 تأمينات اجتماعية من عمله السابق؛و 12.1.2 .أي أوراق أخرى قد تكون مطلوبة بموجب قانون العمل المصري رقم .2003 لسنة 12

one month or for time considered reasonable for the employer from the signature date of this Contract, and in the event, that the Employee fails to comply with this article; this will be considered as major wrongful act and the employer shell be entitled to terminate the contract according to the Egyptian labor law. 3. Employee Duties and Responsibilities 3.1. The Employee shall: 3.1.1. During his/her working hours, devote his/her full-time service and attention to the performance of his/her duties assigned to him/her to the best of his abilities and in accordance with the Employer’s policies and regulations 3.1.2. At all times, fully comply with all rules and regulations related to his/her duties and responsibilities as well as all orders, directives and instructions issued to him by the Employer’s authorized personnel, whether written or verbal, including but not limited to, management staff and technical and administrative supervisors; 3.1.3. As may require by the Employer, under go any and all medical examinations and vaccinations required by the Employer or as otherwise required by law; 3.1.4. At all times, fully comply with all laws and regulations in force in the Arab Republic of Egypt; 3.1.5. At all times, hold all permits, licenses and certificates required to be held by him/her under any Egyptian law or regulation or by any governmental authority having direct or indirect control or supervision over the Employer's business to perform the job duties. 3.1.6. Report to the Employer any matters of concern that come to the Employee's attention, in particular any acts of misconduct, dishonesty, breach of the rules of any relevant regulatory bodies committed, contemplated or discussed by any staff member or other third Party. 3.1.7. Maintain all Company’s confidential data, including but not limited, to commercial secrets, company records, customer information, vendor information, intellectual property, and all matters that should not be known to public, and therefore divulge no information connected with the work once it is treated as confidential by its nature or according to the written instructions issued by the Company. Therefore, the obligations under this article shall survive the termination of this Contract and shall continue for so long as the information covered by the confidentiality has not become public knowledge, as detailed in Article 4 hereof. 3.1.8. Dress in a professional manner that commensurate with the company’s standards. 2.2 .يتعهد العامل بإخطار رب العمل كتابة عن أي تعديالت في المعلومات أو الوثائق المقدمة منه، في خالل أسبوع واحد من تاريخ هذه التعديالت. 3.2 .وإستثناءاً مما تقدم، يتعهد العامل بتقديم كافة المستندات المشار اليها أعاله بتاريخ أقصاه شهر او المدة التى يراها رب العمل معقولة من تاريخ التوقيع على هذا العقد، وفي حالة إخالل العامل بهذا البند يعتبر خطاء جسيم يحق للشركة معه انهاء هذا العقد , وفقاً ألحكام قانون العمل المصري . 3 .الواجبات والمسئوليات الجوهرية للعامل 1.3 .يتعين على العامل: 1.1.3 .أن يكرس كل وقته وعنايته خالل ساعات العمل للقيام بالمهام الموكولة اليه على اكمل وجه و طبقا للوائح والقواعد الخاصة برب العمل 2.1.3 .أن يمتثل دائما لجميع اللوائح والتوجيهات والتعليمات الصادرة له من رب العمل والمتعلقة بواجباته ومسئولياته وكذلك األوامر والتوجيهات والتعليمات الموجهة إليه من قبل مديريه سواء التعليمات المكتوبة أو الشفوية و على سبيل المثال وليس الحصر، طاقم اإلدارة ومشرفي الطاقم الفني واإلداري؛ 3.1.3 .أن يجري جميع الفحوصات والتحاليل الطبية وفقا لما يراه رب العمل وأن يأخذ التطعيمات التي يطلبها رب العمل أو ينص عليها القانون؛ 4.1.3 .أن يمتثل في كل األوقات لجميع القوانين واللوائح المعمول بها في جمهورية مصر العربية؛ 5.1.3 .أن يحصل على التراخيص والتصاريح والشهادات التي يمكن أن يطلب منه للقانون المصري أو لوائحه أو بواسطة أيه جهة الحصول عليها طبقاً حكومية لها سلطة اإلشراف المباشر أو غير المباشر على نشاط رب العمل وبما يمكنه من اداء العمل. 6.1.3 .إبالغ رب العمل بكافة األمور الهامة التي ترد إلى علم العامل وبصفة خاصة األعمال التي تتسم بسوء التصرف أو خيانة األمانة أو انتهاك القواعد الخاصة برب العمل أو بأي جهة رقابية والتي ارتكبها أو ناقشها أحد العاملين أو أي طرف آخر من الغير. 7.1.3 .الحفاظ على سرية بيانات الشركة، بما في ذلك، على سبيل المثال و ليس الحصر، األسرار التجارية، وسجالت الشركة، ومعلومات العمالء، والملكية الفكرية، وغيرها من المسائل غير المعروفة لعامة الناس، فال يفشي المعلومات المتعلقة بالعمل متي كانت سرية بطبيعتها أو وفقا للتعليمات الكتابية الصادرة من الشركة، ذلك مع االشارة إلى أن االلتزامات المنصوص عليها في هذا البند سوف تستمر مدة سريان هذا العقد وتستمر أيضا إلى مدد غير محددة طالما المعلومات المراد الحفاظ بالبند على سريتها لم تصبح معلومات عامة، ذلك كما هو موضح تفصيالً 4 من هذا العقد. 8.1.3 .أن تكون مالبس الموظف بطريقة مهنية تتناسب مع معايير الشركة 9.1.3 .الحفاظ علي ما يسلمه إليه رب العمل من أدوات أو أجهزة أو مستندات، وأن يقوم بجميع األعمال الالزمة لسالمتها، ويلتزم بأن يبذل في ذلك عناية الشخص المعتاد. 10.1.3 .إتباع وتطبيق إجراءات الصحة المهنية الواردة بالقانون ولوائح العمل المصرية ولوائح رب العمل في هذا الشأن. 11.1.3 .أن يحسن معاملة عمالء الشركة. 12.1.3 .أن يراعي النظم الموضوعة للمحافظة علي سالمة الشركة وأمنها

3.1.9. Maintain the tools, equipment, documents or any other objects delivered to him by the Employer, do all necessary works for keeping them in good condition as that of a reasonable person. 3.1.10. Apply Occupational Health and Safety standards determined by Egyptian law and labour regulations and the Employer’s policies in this matter. 3.1.11. To treat the Company’s customers decently 3.1.12. To maintain the dignity of work and act accordingly; 3.1.13. To observe the working hours and follow the procedures in case of absence from work or contravention of its duly hours and to bind by the Employer's internal Regulations and Disciplinary rules; 3.2. By signing this Contract, the Employee shall undertake not to have any financial or other interest in any other company or business which competes with the Employer's business or that of any associated company or conflicts with his employment with the Employer. 3.3. The Employee shall not: 3.3.1. without written authorization from the Employer, engage in any work for a third party or be self-employed with or without remuneration even outside official working hours, for at least one year from the date of termination of this Contract. 3.3.2. Threaten or use violence against any other Employee. 3.3.3. Undertake any form of religious, racial, sexual, gender discrimination action towards any co-workers or the Company’s clients. 3.3.4. Disclose any of his salary or bonus related information with co-workers during and/or at any time after employment. 3.3.5. Mention the Company in inappropriate way. 3.3.6. In case of violation to the abovementioned obligations, the Employer shall have the right to dismiss the Employee and terminate this Contract and without any objections from the Employee. The Employer shall have the right to claim damages of any kind. 3.3.7. working for a third party, with or without pay, without obtaining the prior written consent of the Company; 3.3.8. engaging in an activity similar to that being exercised by the Company during the validity period of this Contract, or participating in an activity of that sort, whether in his capacity as partner or employee without obtaining the prior written consent of the Company; 4. Proprietary and Confidential Information: 4.1. The Employee agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Employer’s 13.1.3 .أن يحافظ علي مواعيد العمل، وأن يتبع اإلجراءات المقررة في حالة التغيب عن العمل أو مخالفة مواعيده وأن يلتزم بالئحة النظام األساسي والئحة جزاءات صاحب العمل. 2.3 .بتوقيع العامل على هذا العقد يقر العامل بأنه ليس لديه أية مصالح مالية أو أية مصالح أخرى من أي نوع في أي شركة أخرى أو عمل آخر منافس لنشاط رب العمل أو مع نشاط إحدى الشركات المرتبطة أو يتعارض مع عمله لدي رب العمل. 3.3 .يمتنع العامل عن: 1.3.3 .االرتباط بأي عالقة عمل في نفس النشاط مع أي طرف من الغير أو العمل لحسابه الخاص بنفس النشاط بدون الحصول على إذن كتابي من رب العمل سواء كان هذا االرتباط بمقابل أو بدون مقابل وحتى إن كان خارج ساعات العمل الرسمية ، وذلك لمدة سنة على األقل من تاريخ انتهاء هذا العقد. 2.3.3 .معاملة زمالئه بطريقة فظة أو بها نوع من العنف. 3.3.3 .التمييز علي أساس الجنس أو الدين أو القيام بالمضايقات تجاه زمالئه بالعمل او عمالء الشركة. 4.3.3 .اإلفصاح عن أي من المعلومات المتعلقة براتبه أو المكافآت الخاصة به مع باقي الموظفين خالل مدة عمله أو في أي وقت بعد انقضاء مدة عمله. 5.3.3 .ذكر الشركة بطريقة غير الئقة أو بألفاظ غير الئقة تهين الشركة 6.3.3 .وفي حالة مخالفة ما سبق يحق لرب العمل إنهاء عقد العمل مع العامل دون أي إعتراض منه مع حقه رب العمل في الرجوع عليه إن كان له مقتضي. 7.3.3 .العمل للغير سواء بأجر أو بدون أجر بدون أذن كتابي مسبق من الشركة. 8.3.3 .ممارسة نشاط مماثل للنشاط الذي تمارسه الشركة أثناء مدة سريان عقده، أو عامالً أو االشتراك في نشاط من هذا القبيل، سواء بصفته شريكا دون ً موافقة مسبقة من الشركة

business or financial affairs (collectively, “Proprietary Information”) is and shall be the exclusive property of the Employer. By way of illustration but not limitation, Proprietary Information may include systems, software and codes, or systems, software and codes in the course of development, or planned or proposed systems, software or codes, customer and prospect lists, contacts at or knowledge of customers or prospective customers, customer accounts and other customer financial information, price lists and all other pricing, marketing and sales information relating to the Employer or any customer or supplier of the Employer, databases, modules, products, processes, methods, techniques, operations, projects, developments, plans, research data, financial data and personnel data. The Employee will not disclose any Proprietary Information to others outside the Employer or use the same for any unauthorized purposes without written approval by an officer of the Employer, either during or at any time after employment, unless and until such Proprietary Information has become public knowledge without fault by the Employee. 4.2. The Employee agrees that all disks, files, letters, memoranda, reports, records, data, drawings, notebooks, program listings, or written, photographic, or any other record containing Proprietary Information, whether created by the Employee or others, which shall come into the Employee’s custody or possession, shall be and are the exclusive property of the Employer to be used only for accomplishing the Employee’s duties and obligations under this Contract. Upon termination, the Employee agrees to return to the Employer any and all copies of materials in the Employee’s custody or possession, containing Proprietary Information. 4.3. The Employee acknowledges that his obligations with regard to Proprietary Information which are set out in Articles 5.1 and 5.2 above, extends to all information, know-how, records and tangible property of customers of the Employer or suppliers to the Employer or of any third party who may have disclosed or entrusted the same to the Employer or to the Employee in the course of the Employer’s business. 5. Confidentiality 5.1. The Employee shall at all times, during and after termination of his employment, hold in strict confidence all information obtained by him in the course of performing his duties and responsibilities hereunder that, directly or indirectly, relate to the Employer or the Employer's business or the Employer's clients, including but not limited to operations, processes and business dealings. 5.2. The Employee further acknowledges that the nature of the Employer’s business requires the protection of its proprietary and confidential information as it is critical to Company’s business’ survival and success. With regards to Articles 4, 7 and 8, the Employer shall include its corporate affiliates and associated companies. 4 .المعلومات الخاصة والسرية: 1.4 .يوافق العامل علي أن جميع المعلومات والمعرفة الفنية )سر الصنعة( المكتوبة وغير المكتوبة والتي تكون ذات طبيعة خاصة أو سرية متعلقة بأعمال رب العمل أو بشئونه المالية )وتسمي فيما بعد مجتمعة بـ"المعلومات الخاصة"( ستكون وستظل مملوكة ملكية خاصة لرب العمل. وعلي سبيل التوضيح وليس الحصر تشمل المعلومات الخاصة النظم والبرمجيات والمدونات سواء كانت مكتملة أو جاري تطويرها أو مقترحة أو مخطط لوضعها وقوائم العمالء والعمالء المحتملين وبيانات وسبل االتصال بالعمالء القائمين أو المحتملين وحسابات العمالء ومعلومات مالية أخرى عن العمالء وقوائم األسعار وسائر التسعير ومعلومات عن المبيعات والتسويق المتعلقة برب العمل أو أي من عمالء أو موردي رب العمل وقواعد البيانات ومنتجات وعمليات وأساليب وتقنيات ومشاريع وتطورات وخطط وبيانات البحوث وبيانات مالية وعمالية. لن يكشف العامل عن أي معلومات خاصة للغير أو يستعمل المعلومات الخاصة ألي اغراض غير مصرح بها دون موافقة كتابية من مسئول لدى رب العمل سواء خالل مدة العمل أو في أي وقت بعد انتهاء مدة العمل إال الي أن تصبح هذه المعلومات الخاصة من معلومات المعارف العامة بغير خطأ من جانب العامل. 2.4 .يوافق العامل علي أن كافة األقراص والملفات والرسائل والمذكرات والتقارير والسجالت والبيانات والرسومات والدفاتر وقوائم البرامج أو أية معلومات خاصة مكتوبة أو أي صورة فوتوغرافية منها أو نسخ اياً كانت أو أية سجالت أخرى تحتوي على معلومات خاصة التي أنشأها رب العمل أو غيره والتي ستكون في حيازة العامل وسوف تستخدم في أداء واجبات العامل لرب العمل فقط. يوافق العامل علي رد كافة المواد التي تكون في حيازة العامل والتي تحتوي علي معلومات خاصة إلى رب العمل عند إنتهاء العقد. 3.4 .يقر العامل بأن التزاماته الخاصة بالمعلومات المملوكة ملكية خاصة الوارد بيانها في المواد 1.5 و2.5 أعاله تمتد لتشمل كافة المعلومات والمعرفة الفنية والسجالت والممتلكات الملموسة الخاصة بعمالء رب العمل أو مورديه أو الغير والتي يمكن أن تكون قد تم الكشف عنها لرب العمل أو للعامل أو ائتمن عليها بمناسبة مباشرة رب العمل لن شاطه. 5 .السرية 1.5 .يتعين على العامل أن يحافظ في كل األوقات أثناء فترة التعاقد أو بعد انقضائها على سرية جميع المعلومات التي يتلقاها بمناسبة أدائه واجباته والمتعلقة مباشرة أو بصورة غير مباشرة برب العمل أو بنطاق أعماله أو بعمالئه بما في ذلك، على سبيل المثال وليس الحصر، عملياته ونظمه ومعامالته؛ 2.5 .يقر العامل بأن طبيعة أعمال رب العمل تستلزم أن تكون حماية المعلومات المملوكة ملكية خاصة والمعلومات السرية الخاصة به أمرا هاما وحيويا لضمان استمرارية اعماله ونجاحها. ألغراض المواد 4,7,8يشمل مصطلح رب العمل كافة الشركات المنبثقة منه والمرتبطة به. 3.5 .طوال مدة عمله لدى رب العمل، يلتزم العامل ببذل أفضل جهوده لمنع نشر أو االفصاح عن المعلومات المملوكة ملكية خاصة والمعلومات السرية الخاصة برب العامل والتي تتصل بأعماله ومنتجاته أو العمليات التي يقوم بها أو

5.3. While employed by the Employer the Employee will use best efforts to prevent publication or disclosure of any confidential or Proprietary Information concerning the business, products, processes or affairs of the Employer. 6. Restrictive Covenants 6.1. The Employee shall not, directly or indirectly, during the twelve (12) month period after the date of the termination of his/her employment, be engaged by, or concerned or interested in, any ride-sharing business which might be considered to directly or indirectly compete with the business of the Company 6.2. The Employee shall not during the twelve (12) month period after the date of termination of his/her employment, either on his/her own account or in conjunction with or on behalf of any other period, solicit or entice away or endeavour to solicit or to entice away or asses any other person whether by means of the supply of names or expressing views on suitability or otherwise howsoever to solicit or entice away from the Company or any Group Company, any individual who is an employee or director of the Company of any Group Company, whether or not any such person would commit a breach of contract by reason of his/her leaving service. 6.3. The Employee shall not during the twelve (12) month period after the date of termination of his/her employment either on his/her own or in conjunction with or on behalf of any other person; solicit, interfere with the Company’s or any Group Company’s relationship with or entice away; or attempt to solicit, interfere with the Company’s or any Group Company’s relationship with any person who is an existing or a Prospective Client, provided always that nothing contained in this clause shall be deemed to prohibit the seeking or doing of business not in direct or indirect competition with the business of the Company 6.4. Each of the restrictive covenants in this clause 6 shall be construed as a separate and independent restriction and if one of the restrictive covenants is found to be void and unenforceable, the validity of the remaining covenants shall not be affected 6.5. The restrictive covenants contained in this clause 6 are considered reasonable by the parties and necessary for the protection of the legitimate interests of the Company but if any such restriction shall be found to be void or voidable but would be valid and enforceable if some part of some parts thereof were deleted, such restriction shall apply with such modification as may be necessary to make it valid and enforceable. 6.6. Without prejudice to the other terms of this clause 6, if any court or other competent authority finds any restrictive covenant, to be void or unenforceable the parties shall negotiate in good faith to replace such void or unenforceable restrictive covenant with a valid restriction which, as far as possible, has the same legal and commercial effect as that which it بشئون رب العمل. 6 .تعهدات إلزامية 1.6 .يمتنع الموظف خالل فترة اثني عشر شهر من تاريخ انتهاء خدمته ان يعمل بشكل مباشر او غير مباشر في اي من خدمات النقل الجماعي المنافسه بطريقة مباشرة او غير مباشرة. 2.6 .ال يجوز للموظف خالل فترة اثني عشر شهرا من تاريخ انتهاء خدمته سواء لحسابه أو لحساب أي شخص أخر أن يسعى، بأي وسيلة، لح ث أي من موظفي الشركة أو من موظفي المجموعة بالعمل لديه أو لدى أي شخص أخر سواء كان ترك الشركة أم ال, سوف يعد إخالل بعقد العامل. 3.6 .ال يجوز للموظف خالل فترة اثني عشر شهرا من تاريخ انتهاء خدمته سواء لحسابه أو لحساب أي شخص أخر أن يتدخل، بأي وسيلة، في عالقة الشركة بأي من عمالئها )الحاليين والمحتملين( أو من عمالء المجموعة وذلك ال بطريقة يمنع من السعي إلقامة عالقات عمل شريطة أال يكون العمل منافساً مباشرة أو غير مباشرة لنشاط الشركة. 4.6 .كل من التعهدات الواردة في هذا البند 6 ،تؤخذ كتعهد منفصل و مستقل ,. في حالة بطال ن اي من التعهدات او وجودها غير قابله للتنفيذ، هذا ال يؤثر علي بقية التعهدات. 5.6 .تعتبر التعهدات الواردة في هذا البند 6 مقبولة من قبل الطرفين وضرورية لحماية المصالح المشروعة للشركة ولكن إذا وجد أن أي تعهد من هذا القبيل ال غيا أو باطال ولكنه سيكون ساريا وقابال للتنفيذ إذا حذفت أجزاء منها، ينطبق هذا التعهد مع ما قد يلزم من تعديل لجعله صالحا وقابال للتنفيذ. 6.6 .دون المساس بأي من بنود الفقرة 6 ،في حاله بطالن او عدم قابلية تنفيذ اي من التعهدات سواء من قبل المحكمة او اي سلطه اخر، علي جميع االطراف التفاوض بحسن نيه لتعديل التعهدات و جعلها ساريه و قابله للتنفيذ، مع مراعاة الحفاظ علي التأثير القانوني و التجاري. 7 .االبتكارات وحقوق الملكية الفكرية 1.7 .يوافق العامل على ان يتعاون بصورة كاملة مع رب العمل سواء أثناء مدة عمله أو بعد انتهائها وذلك فيما يتعلق بتدبير أو المحافظة على أو تنفيذ حقوق التأليف والنشر وبراءات االختراع )سواء داخل مصر أو في الدول األجنبية( والتي تخص االبتكارات. يلتزم العامل بتوقيع كافة األوراق بما في ذلك على سبيل المثال ال الحصر طلبات الحصول على حقوق النشر وبراءات االختراع واالقرارات وحلف اليمين والتنازالت الرسمية والتنازل عن حق األولوية والتوكيالت والتي يراها رب العمل ضرورية أو مرغوبة لحماية حقوقه ومصالحه في االبتكارات.

replaces. 7. Developments and Intellectual Property Rights 7.1. The Employee agrees to fully cooperate with the Employer, during and after termination to his employment regardless of the termination reason with the Employer, with respect to the procurement, maintenance and enforcement of copyrights and patents (in Egypt and/or foreign countries) relating to Developments. The Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignment of priority rights, and powers of attorney, which the Employer may deem necessary or desirable in order to protect its rights and interests in any Development. 8. Working Hours: 8.1. It is agreed between the Parties that the working days shall be 5 days from Sunday to Thursday of each week, for 8 hours starting at 9:00 AM until 6:00 PM or it will be based on the agreement between both of employee and employer working hours includes an hour for the Employee to rest. 8.2. If the Employee is absent from work regardless of the reason, he, or someone on his behalf, must contact his supervisor on the first day of absence to inform the supervisor of the reason for his absence and its expected duration. 8.3. If the Employee's absence is due to sickness and/or injury and lasts for more than 2 (two) calendar days he will be required to provide a medical certificate stating the reason for absence to Employer. Medical certificates must cover the whole period of absence. Failure or delay by the Employee in providing the required medical certificates shall be deemed as a legitimate reason to disapprove Employee absence. 8.4. In the event of an unapproved absence, a deduction will be made from the Employee's monthly salary equal to by the number of unapproved absence days. A daily salary will be calculated as the monthly salary divided on the days of the month, in accordance with the provisions of Labor Law No. 12 of 2003 specially article 69. 9. Salary and Deductions: 9.1. The Employer shall pay to the Employee a total monthly salary 48000 EGP. (Forty Eight Thousand) (the “Monthly Salary”). 9.2. The Employer shall pay the Employee the Monthly Salary after deducting the salaries and wages tax and social insurance installments according to the provisions of Law No. 79 of 1975 as amended. 9.3. 10. Duration 10.1 This Contract shall commence on 15th of December 2021The duration of this Contract is one calendar year(s) ending on 14th of December 2022 10.2 This Contract shall terminate automatically upon the expiration of its duration referred to hereinabove 8 .ساعات العمل: 1.8 .تكون أيام العمل المتفق عليها 5 أيام من كل أسبوع، من االحد إلى الخميس وذلك لمدة 9 ساعات تتخللها ساعة راحة للعامل. على ان تكون ساعات مسا ًء العمل من الـ 00:9 صباحا وحتى الـ 00:6 ، أو بناء على فترات العمل المتفق عليها مع المدير المختص 2.8 .في حالة غياب الموظف عن العمل ألي سبب من األسباب فإن عليه - أو أي شخص من طرفه - االتصال برئيسه في أول يوم غياب وأخطاره بسبب ومدة الغياب. 3.8 .إذا كان غياب الموظف مرضي أو بسبب إصابة واستمر ألكثر من يومان عمل متصلة فأنه يلتزم بتقديم شهادة طبية لبيان سبب الغياب كما أنه ال بد أن تشمل الشهادة فترة غيابه كاملة، وفى حالة تعثر الموظف أو تقاعسه عن تقديم هذه الشهادة الطبية فأن ذلك يعد سبب مشروع لعدم اعتماد إجازاته 4.8 .وفي حالة الغياب غير المصرح به يتم االستقطاع من راتب العامل بما يعادل أجره عن كل يوم يستمر فيه هذا الغياب غير المصرح به، ويتم حساب األجر اليومي بقسمة الراتب الشهري على عدد أيام الشهر، ذلك مع مراعاة أحكام قانون العمل رقم 12 لسنة 2003 في هذا الشأن و خاصة المادة 69 9 .األجـــــــــر و لالستقطاعات 1.9 .يدفع صاحب العمل للعامل إجمالي راتب شهري قدره 48000 جنيهاً مصريا ً )اثمانية واربعون الف جنيها فقط ال غير ( خاضع للمستقطعات القانونية )"المرتب الشهري"(. 2.9 .تقوم الشركة بدفع المرتب الشهري للعامل المنصوص عليه عالية بعد خصم ضريبة المرتبات و األجور و أقساط التأمينات االجتماعية طبقاً ألحكام القانون رقم 79 لسنة 1975 وتعديالته . 10 .مــدة العقد 1.10 .تبدأ مدة هذا العقد إعتباراً من ١٥ديسمبر ٢٠٢١ وتستمر لمدة سنة أى حتى تاريخ ١٤ديسمبر ٢٠٢٢ بانتهاء المدة المشار إليها أعاله و ذلك دون الحاجة 2.10 .و ينتهي هذا العقد تلقائياً إلى قيام أي من الطرفين بإخطار الطرف اآلخر باإلنهاء و دون الحاجة أيضاً إلى إتخاذ أي إجراء آخر. و ال يجدد هذا العقد إال باتفاق كتابي بين الطرفين.

without any need to serve a termination notice or take any other termination procedure. This Contract shall not be renewed for another period(s), unless otherwise agreed upon in writing between the parties. 11. Termination Of The Contract 11.1. The following shall be considered as gross faults and accordingly shall entitle the Company to discharge the Employee in accordance with the provisions of law: a- If the Employee fails to fulfill any of his/ her essential duties, or any obligations associated with her/his job; b- in the event that the Employee fails to provide the Company, within thirty days from the commencement date of the Contract, or the period of time that the Company considers reasonable with all employment documents requested by the Company; also in the event that the Employee fails to obtain any governmental or non-governmental approvals, authorizations, permits, documents or papers required by the laws and/or regulations, or considered necessary for the Employee's work at the Company; or ifthe Company discovers that the information or data presented by the Employee are misleading, or do not represent the truth; and/or that the documents and papers submitted by the Employee are totally or partially false or incorrect or became so without notifying the Company. c- The Employee incompetence as per the Company's disciplinary list. d- If the Employee acts in an unprofessional manner that contradicts with his/her job; or e- If the Employee commits any act that constitutes a ground for termination as per the Egyptian law provisions. 11.2. The Employee shall be subject to a three (3) months’ probation period, during which the Employer shall have the right to terminate this Contract at any time without the need for prior notice. 11.3. The Employee undertakes to serve the Employer at least two months prior notice. 12. Obligations Upon Termination Of The Contract 12.1. In case of terminating this Contract the Employee shall: 12.1.1. not take away, conceal, or destroy any confidential records or information related to his work or the Employer; 12.1.2. immediately return all the Employer properties that he/she has received in trust by the Employer as soon as the end of the employment relationship, including but not limited to, all records, confidential business information, keys, cars, laptops, mobile phones and any other equipment provided to the Employee in relation to his work; and 12.1.3. shall not at any time make any untrue or misleading oral or written statement concerning the Employer's business or affairs or any 11 .حاالت اإلنهاء 1.11 .تعد من حاالت الخطأ الجسيم و التي تخول الشركة فصل العامل وفقا لإلجراءات المنصوص عليها قانونا الحاالت اآلتية: أ. إذا أخفق العامل في أداء واجبات أو التزامات جوهرية تتصل بعمله. ب . إذا أخفق العامل أو تعذر عليه في خالل 30 يوما من تاريخ هذا العقد او المدة التي تراها الشركة مناسبة لتزويد الشركة بمسوغات تعيينه التي تطلبها منه الشركة او إذا فشل العامل في الحصول على أية موافقات أو تراخيص أو تصاريح أو مستندات أو أوراق حكومية أو غير حكومية تتطلبها القوانين و/أو اللوائح أو تكون الزمة للعمل لدى الشركة او إذا تبين للشركة أن المعلومات و البيانات التي قدمها لها العامل مضللة و ال تعبر عن الحقيقة أو أن المستندات و/أو األوراق المقدمة من العامل كلها أو بعضها مزور أو غير مطابق للحقيقة أو أصبحت كذلك دون إخطار الشركة. ج. ثبوت عدم كفاءة العامل وفق الئحة العمل. د. إذا أتى العامل أعماالً منافية ألصول الوظيفة. ه. إذا أرتكب العامل أي فعل يشكل سبباً إلنهاء الخدمة طبقاً ألحكام القانون المصري. 2.11. .يخضع العامل لفترة اختبار مدتها 3 أشهر، حيث يكون لرب العمل الحق في إنهاء هذا العقد في أي وقت خاللها وبدون الحاجة إلى إنذار مسبق. 3.11 .يتعهد الموظف بأنه في حالة رغبته في ترك العمل بإخطار رب العمل لمدة شهرين على األقل قبل االستقالة. 12 .االلتزامات عند انتهاء العقد 1.12 .في حالة إنهاء هذا العقد يتعين على العامل ما يلي: 1.1.12 .عدم أخذ أو إخفاء أو إتالف أية سجالت أو معلومات سرية متعلقة بعمله أو برب العمل؛ 2.1.12 .إعادة كافة ممتلكات رب العمل التي تسلمها على سبيل األمانة فور انتهاء عالقة العمل بما في ذلك ولكن بدون حصر كافة السجالت والمعلومات السرية المتعلقة بالعمل والمفاتيح والسيارات والحاسبات المحمولة والتليفونات المحمولة وغيرها من المعدات المقدمة للعامل والمتعلقة بعمله و اال تعتبر جريمة تبديد او خيانة امانة؛ و 3.1.12 .أال يقوم في أي وقت بتقديم بيان كاذب أو مضلل شفهي أو كتابي يتعلق بالعمل أو بشئون رب العمل أو أي من الشركات المرتبطة برب العمل خاصة في أي من وسائل التواصل االجتماعي، كما لن يقوم العامل بتقديم نفسه أو يسمح لنفسه بالظهور كما لو كان متصال أو مهتما بطريقة ما بعمل أو شئون رب العمل أو بأي شركة من الشركات المرتبطة برب العمل )إال كموظف سابق لغرض االتصال بأصحاب العمل المحتملين أو التقيد بأية متطلبات قانونية نافذة( 4.1.12 .تسوية كافة القروض و أية مبالغ مالية أخرى مستحقة الشركة 5.1.12 .في حالة إخالل العامل بأي من تلك االلتزامات الواردة بالبند الماثل يحق للشركة تأخير سداد مستحقات العامل لحين تسوية األمر، مع عدم اإلخالل بحق الشركة في اتخاذ أية إجراءات قانونية أخرى. 13 .الراحة واألجازة السنوية

associated company specially in any of the social media, nor represent himself nor permit himself to be held out as being in any way connected with or interested in the Employer's business or affairs or any associated company (except as a former Employee for the purpose of communications with prospective Employers or complying with any applicable statutory requirements) 12.1.4. To immediately settle all borrowings or other financial sums due to the Company 12.1.5. In the event the Employee breaches any of his obligations under of this article, the Company shall be entitled to withhold any payments due to the Employee until the breach is remedied, notwithstanding the right of the Company to take any legal action. 13. Holidays and Annual Leave 13.1. After the first full year of employment, the Employee, after the completion of the one year, is entitled to twenty-one (21) days paid annual leaves. This annual leave shall be increased to thirty (30) days for Employees who spent ten (10) years of service with the Employer or any other Employer, or if the Employee is above fifty (50) years. Official holidays and weekends are not included in the annual leave. 13.2. The time and use of annual or other authorized leaves shall be subject to rules and regulations stipulated by the Employer. The Employee shall utilize his annual leave on the dates and for the periods specified by the Employer and if the Employee refuses to take such leave, he waives his claim to his annual leave and its allowance and he agrees not to be financially compensated. 14. Notices Any notice or other communication under or in connection with this Contract shall be in writing in the English language (or the Arabic Language, if required by law) and signed by or on behalf of the Party sending it. The notice or communication may be served by being delivered personally or sent by facsimile transmission to the respective addresses of the Parties stated in this Contractor such other address as that Party may specify from time to time in writing to the other Party within one week from the date of changing his address. 15. General Provisions 15.1. No Conflict: The Employee represents that the execution and performance by him/her of this Contract does not and will not conflict with or breach the terms of any other Contract by which the Employee is bound. 15.2. Successors and Assigns: This Contract shall be binding upon and inure to the benefit of both Parties and their respective successors and assigns, including any corporation or entity with which or into which the Employer may be merged or which may succeed to all or substantially all of its assets or business, provided however that the بأجر كامل لمن أمضى في الخدمة سنة 1.13 .تكون اإلجازة السنوية ) 21 )يوماً كاملة، تزداد إلى ثالثين) 30 )يوماً متى أمضى العامل في الخدمة عشر سنوات من الخدمة لدى رب عمل أو غيركما تكون اإلجازة ثالثين )30 ) لمن تجاوز سن الخمسين. وال يدخل في حساب اإلجازة أيام األعياد يوماً والمناسبات الرسمية والراح ة األسبوعية. 2.13 .يكون تحديد وقت واستخدام االجازات السنوية أو غيرها من االجازات وفقاً للقواعد والنظم التي يضعها رب العمل، ويلتزم العامل بالقيام باإلجازة في التاريخ والمدة التي حددها ر بالعمل وإذا رفض العامل القيام باإلجازة سقط حقه في اقتضاء مقابلها. 14 .اإلخطارات تتم كتابة اإلخطارات أو المراسالت المتعلقة بموضوع هذا العقد ويتم توقيعها من طرف المرسل أو بالنيابة عنة ويتم تسليم هذه اإلخطارات أو المراسالت شخصيا أو إرسالها بالفاكس طبقا لعناوين الطرفين المبينة بصدر هذا العقد و بهذا تكون قد تمت بصورة صحيحة. ويلتزم كل من الطرفين بإخطار الطرف اآلخر كتابة في حالة تغيير عنوانه في مدة أقصاها أسبوع واحد من تاريخ ذلك التغيير.

obligations of the Employee are personal and shall not be assigned by the Employee. 15.3. The Confidentiality clause, as well as any clause that imposes an obligation on the part of the Employee to not disclose any Proprietary and Confidential Information, shall be in effect through the duration of this Contract, and shall remain in full force and effect for two years after the duration or the termination of the Contract by any of the Parties. 16. Entire Agreement - Amendments 16.1. This Contract and any document referred to herein shall constitute the entire understanding of the Parties relating to the subject matter hereof and shall supersede, cancel and replace all prior agreements between the Parties. 16.2. No amendments to this Contract shall be valid or effective unless made in writing and signed by the duly representatives of the respective Parties. 17. Governing Law This Contract shall be governed by and construed in all respects in accordance with Egyptian law. Any matter that is not specifically addressed in this Contract shall be subject to the Egyptian Labour Law. 18. Jurisdiction The Courts, where the address of the Employer is in its jurisdiction, shall have exclusive jurisdiction over any dispute between the Parties hereto, arising out of, or in connection with, the interpretation or implementation of this Contract. 19. Language In case of conflict between the English and Arabic texts, the Arabic shall prevail. 20. Counterparts This Contract is drawn up in three (3) counterparts, one for each of the Parties and one for the Social Insurance Authority if applicable. First Party Second Party (The Employer) (The Employee) 15 .أحكام عامة 1.15 .عدم التعارض يقر العامل بأن توقيعه وتنفيذه لهذا العقد ال ولن يتعارض مع أو يخل بشروط أى تعاقد آخر يكون العامل ملتزما به. 2.15 .الخلف العام و الخلف الخاص يعتبر هذا العقد ملزم ألطرافه ومنفعة خلفهم العام والخاص، بما في ذلك أية شركة أو منشأة قد يقوم رب العمل باالندماج معها أو قد تخلفه في كل أو ما يقرب من عناوين المواد كل أصوله وأعماله. ومع ذلك تكون التزامات العامل المنصوص عليها في هذا العقد شخصية وال يجوز للعامل التنازل عنها. 3.15 .سيظل بند السرية كما هو وأي بند يفرض التزام على عاتق العامل بشأن عدم االفصاح عن المعلومات الخاصة والسرية نافذة وسارية المفعول طوال مدة هذا العقد وحتى بعد مرور سنتين من إنتهاء مدته أو إنهائه من قبل أحد الطرفين. 16 .مجمل العقد والتعديالت 1.16 .يُشكل هذا العقد وأي مستند يُشار إليه به كل ما تم االتفاق عليه فيما بين الطرفين من حيث موضوعه، كما يلغي وينسخ بل ويحل محل كل ما سلفه من اتفاقات بين الطرفي. 2.16 .ال تسرى أية تعديالت في هذا العقد مالم تصدر كتابة ويوقعها الممثلين ال ُمعتمدين لكال الطرفين. 17 .القانون واجب التطبيق يفسر هذا العقد ويخضع للقوانين واللوائح المعمول بها في جمهورية مصر العربية ويطبق قانون العمل المصري بشأن أية مسألة لم ينص عليها بصفة خاصة في هذا العقـد. 18 .اإلختصــــاص تختص المحاكم الكائن بدائرتها مقر رب العمل– بصورة حصرية - بجميع درجاتها بنظر أي نزاع ينشأ بين الطرفين عن تفسير أو تنفيذ هذا العقــد . 19 .اللغـــــــة في حالة أي تعارض بين النص اإلنجليزي والنص العربي يسري النص العربي. 20 .نســخ العقـد حرر هذا العقد من ثالث نسخ بيد كل من الطرفين نسخة للعمل بموجبها ونسخة تسلم للتأمينات االجتماعية متي كان ذلك واجبا. ..21 الطرف األول الطرف الثانى )رب العمل( )العامل(

Name: Abdullah Osama Ismaail Mansour Emp. ID: 838 Designation: Chief Financial Officer Job Level: L9 Department: Finance & Accounting Location: Egypt INCREMENT LETTER Dear We are pleased to inform you that your compensation has been revised effective Subsequently, your revised monthly Gross Salary would be 80000 EGP out of which 64000 EGP will be a fixed portion and 16000 EGP will be a variable portion effective 1st of April 2023. All other terms and conditions of your contract shall remain same. Onwards and upwards! On behalf of SWVL For Smart Transport Applications and Services LLC. Note: The contents of this letter are strictly confidential and must not be discussed with or disclosed to anyone within or outside the organization. /s/ Mostafa Kandil Chief Executive Officer Mostafa Kandil /s/ Abdullah Osama Ismaail Mansour Employee’s Signature Abdullah Osama Ismaail Mansour